POMEROY COMPUTER RESOURCES, INC.
               SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     This Second Amendment to Employment Agreement is made as of the 6th day of January, 2001, by and between Pomeroy Computer Resources, Inc., a Delaware corporation ("Company"), and Stephen E. Pomeroy ("Employee").

     WHEREAS, on the 6th day of January, 1999, the Company's wholly owned subsidiary, Pomeroy Select Integration Solutions, Inc., and Employee executed an Employment Agreement ("Agreement");

     WHEREAS, effective September 1, 1999, Pomeroy Select Integration Solutions, Inc. and Employee executed a First Amendment to Employment Agreement;

     WHEREAS, Employee became President and Chief Operating Officer of Company per a resolution adopted on January 4, 2001, effective for the fiscal year of Company commencing January 6, 2001;

     WHEREAS, Company and Employee desire to enter into this Second Amendment to Employment Agreement to set forth the new responsibilities, duties and benefits for Employee; and

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1.   The  first  sentence  of  Section  4  shall  be  amended  as  follows:

          Duties.  Employee shall serve as President and Chief Operating Officer
          ------
     of the Company upon execution hereof. Employee shall continue to serve as President and Chief Executive Officer of Pomeroy Select Integration Solutions, Inc.

1.   Section  5(a)  shall  be  amended  as  follows:
2.
          Base  Salary. During the Company's 2001 fiscal year, Employee shall be
          ------------
     paid at the annual rate of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) per year. This rate shall continue for each subsequent year of the Agreement unless modified by the Compensation Committee of the Company.

1. Sections 5(b) and 5(c) shall be deleted in their entirety, and in lieu thereof, the following Sections 5(b) and 5(c) are amended, commencing with the
2001  fiscal  year,  as  follows:
2.
          (b)     Annual  Bonus
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     Employee  shall be entitled to a bonus and non-qualified stock option award for the 2001 fiscal year in the event Employee satisfies the applicable criteria set forth below of the income from operations (as defined) of the Company for 2001, as follows:

          (i) Income from operations greater than $52,000,000.00 but less than or equal to $56,000,000.00 = $100,000.00 cash bonus and 25,000 non-qualified  stock  options;

          (ii) Income from operations greater than $56,000,000.00 but less than or equal to $60,000,000.00 = $150,000.00 cash bonus and 35,000 non-qualified  stock  options;  or

          (iii) Income from operations greater than $60,000,000.00 = $200,000.00 cash bonus and 50,000 non-qualified stock options.

          (c)     Annual  Bonus  Determination
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          Within  thirty  (30) days of the conclusion of the 2001 fiscal year of the Company and each fiscal year thereafter, Employee and Company shall agree upon the threshold of operating income to be utilized for determining any bonus and non-qualified stock options to be awarded to Employee for such year. Such bonus and non-qualified stock option awards for each subsequent year of this Agreement shall be consistent with Employee's prior plan.

          Any award of stock options to acquire the common stock of the Company shall be at the fair market value of such common stock as of the applicable date. For purposes of this Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and asked prices for such shares on the over the counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).


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          For  purposes  of  this  Agreement,  the term "income from operations"
     shall be computed without respect to the bonus payable to the Employee pursuant to this Section 5(b) and shall exclude any gains or losses realized by the Company on the sale or other disposition of its assets (other than in the ordinary course of business). Such income from operations of the Company shall be determined on a consolidated basis by the independent accountant regularly retained by the Company, subject to the foregoing provisions of this subparagraph (i) in accordance with generally accepted accounting principles. Said determination and payment of such bonus shall be made within ninety (90) days following the end of the fiscal year of the Company and the determination by the accountant shall be final, binding and conclusive upon all parties hereto. In the event the audited financial statements are not issued within such ninety-day period, the Company shall make the payment due hereunder (if any) based on its best reasonable estimate of any liability hereunder, which amount shall be reconciled by both parties once the audited financial statements are issued. Company shall have the ability to advance amounts to Employee based on the projected amount of the bonus compensation to be paid hereunder. In the event that such advance payments are in excess of the amount due hereunder, any such excess shall be reimbursed to Company by Employee within ninety (90) days following the end of the fiscal year. In the event such advance payments are less than the amount of said bonus as determined hereunder, any additional amount due Employee shall be paid within ninety
     (90)  days  following  the  end  of  the  fiscal  year  of  the  Company.

1. Section 19 shall be amended by adding at the end of such Section, the following language:
2.
          Employee shall be awarded, effective January 6, 2001, an option to acquire fifty thousand (50,000) shares of the common stock of Company at the fair market value of such shares on January 5, 2001. Such option shall be awarded to Employee by Company pursuant to the terms of the Award Agreement which is attached hereto and incorporated hereby by reference as Exhibit A.

1. The Agreement is hereby amended in all applicable provisions so that the word "Company" shall mean Pomeroy Computer Resources, Inc. and to the extent necessary shall also include Pomeroy Select Integration Solutions, Inc., to the extent necessary to properly reflect the terms of this Amendment.
2.
3. Except as modified above, the terms of the Employment Agreement, as amended, are hereby affirmed and ratified by the parties.
4. IN WITNESS WHEREOF, this Second Amendment to Employment Agreement has been executed as of the day and year first above written.
5.
6.
7.                                            POMEROY COMPUTER RESOURCES, INC.
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8.


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9.
10.                                           By:
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11.
12.
13.
14.
15.
16.
17.
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18.                                                  Stephen  E.  Pomeroy


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